NEWS RELEASE

Further Information Contacts:
AT OLD REPUBLIC:	AT FINANCIAL RELATIONS BOARD:
Craig R. Smiddy: President and CEO	Analysts/Investors: Marilynn Meek
(312) 346-8100	(212) 827-3773
OLD REPUBLIC REPORTS RESULTS FOR THE FIRST QUARTER 2020

CHICAGO – April 23, 2020 – Old Republic International Corporation (NYSE: ORI) today reported the following consolidated results (a):

OVERALL RESULTS

	Quarters Ended March 31,
	2020	2019	% Change
Pretax income (loss)	$(769.9)	$518.5
Pretax investment gains (losses)	(944.1)	368.0
Pretax income (loss) excluding investment gains (losses)	$174.2	$150.4	15.8%

Net income (loss)	$(604.8)	$412.2
Net of tax investment gains (losses)	(745.6)	290.6
Net income (loss) excluding investment gains (losses)	$140.8	$121.5	15.8%

PER DILUTED SHARE

	Quarters Ended March 31,
	2020	2019	% Change
Net income (loss)	$(2.01)	$1.37
Net of tax investment gains (losses)	(2.48)	.97
Net income (loss) excluding investment gains (losses)	$.47	$.40	17.5%

SHAREHOLDERS' EQUITY

	March 31,	Dec. 31,
	2020	2019	% Change
Shareholders' equity: Total	$5,142.9	$6,000.1	-14.3%
Per Common Share	$17.29	$19.98	-13.5%
__________________
(a) All amounts in this report are stated in millions except common stock data and percentages.

Consolidated pretax and net income, exclusive of all investment gains or (losses), for the quarter ended March 31, 2020 grew by 15.8%, or 17.5% per diluted share. Consolidated results were driven by greater profitability in Old Republic's Title Insurance segment. Total and per share net income were significantly impacted by changes in the fair value of equity securities. Please see the information on pages 2 and 3.

The impact on U.S. economic activity from the COVID-19 pandemic and the associated governmental responses occurred in the final weeks of the first quarter. Therefore, there was minimal effect on Old Republic’s first quarter operating revenues and earnings excluding investment gains or (losses). The impact on employment levels, businesses and other economic activities could have a negative effect on future premium and fee revenues in the General Insurance segment, and such possible outcomes could give rise to higher underwriting expense ratios. Similarly, the impact on the residential and commercial real estate markets could lessen demand for title insurance products and services. In these circumstances, future revenues from title premiums and fees in the Title Insurance segment could decline, and conversely operating expense ratios could rise. In the RFIG Run-off segment, future claims experience could depend upon the mitigating effects of loan forbearance programs mandated by the Federal government, and the rate at which the overall U.S. economy, and in particular employment levels recover.

The COVID-19 pandemic and the associated governmental responses caused substantial financial markets disruption in the final weeks of the first quarter, which led to significant declines in stock market valuations generally, and for Old Republic’s common stock portfolio as well. Declines in the fair value of the Company’s common stock holdings were the main contributor to the first quarter’s reported net loss and the reduction in book value per share to $17.29 at quarter’s end from $19.98 at year-end 2019. These outcomes notwithstanding, management firmly believes that the Company’s strong financial condition will enable it to weather these challenging times, and most importantly allow its insurance subsidiaries to meet their obligations to customers, policyholders and their beneficiaries.

Old Republic International Corporation

Old Republic's business is necessarily managed for the long run. In this context management's key objectives are to achieve a continuous, long-term improvement in operating results, and to ensure balance sheet strength for the primary needs of the insurance subsidiaries' underwriting and related services business. In this view, the evaluation of periodic and long-term results excludes consideration of all investment gains or (losses). Under Generally Accepted Accounting Principles ("GAAP"), however, net income (loss), which includes all specifically defined realized and unrealized investment gains or (losses), is the measure of total profitability.

In management's opinion, the focus on income (loss) excluding all investment gains and losses provides a better way to realistically analyze, evaluate, and establish accountability for the results and benefits that arise from the basic operations of the business. The inclusion of realized investment gains or (losses) in income (loss) can mask the reality and trends in the fundamental operating results of the insurance business. That is because their realization is, more often than not, highly discretionary. It is usually affected by such randomly occurring factors as the timing of individual securities sales, tax-planning considerations, and modifications of investment management judgments about the direction of securities markets or the prospects of individual investees or industry sectors. Moreover, the inclusion of unrealized investment gains or (losses) in equity securities required under GAAP can further distort such operating results and trends therein and thus lead to even greater period-to-period fluctuations in reported net income (loss). The impact of the continuous volatility in stock market valuations is most evident in its net of tax effect on net income (loss) for the periods reported upon.

FINANCIAL HIGHLIGHTS
	Quarters Ended March 31,
SUMMARY INCOME STATEMENTS:	2020	2019	% Change
Revenues:
Net premiums and fees earned	$1,496.8	$1,358.1	10.2%
Net investment income	114.1	112.1	1.8
Other income	34.6	30.4	14.1
Total operating revenues	1,645.7	1,500.6	9.7
Investment gains (losses):
Realized from actual transactions	18.5	12.3
Realized from impairments	—	—
Unrealized from changes in fair value of equity securities	(962.7)	355.6
Total investment gains (losses)	(944.1)	368.0
Total revenues	701.5	1,868.6
Operating expenses:
Claim costs	622.6	606.0	2.7
Sales and general expenses	836.9	733.4	14.1
Interest and other charges	11.9	10.6	11.7
Total operating expenses	1,471.5	1,350.1	9.0%
Pretax income (loss)	(769.9)	518.5
Income taxes (credits)	(165.1)	106.2
Net income (loss)	$(604.8)	$412.2

COMMON STOCK STATISTICS:
Net income (loss) per share: Basic	$(2.01)	$1.38
Diluted	$(2.01)	$1.37
Components of net income (loss) per share:
Basic net income (loss) excluding investment gains (losses)	$0.47	$0.41	14.6%
Net investment gains (losses):
Realized from actual transactions and impairments	0.05	0.03
Unrealized from changes in fair value of equity securities	(2.53)	0.94
Basic net income (loss)	$(2.01)	$1.38
Diluted net income (loss) excluding investment gains (losses)	$0.47	$0.40	17.5%
Net investment gains (losses):
Realized from actual transactions and impairments	0.05	0.03
Unrealized from changes in fair value of equity securities	(2.53)	0.94
Diluted net income (loss)	$(2.01)	$1.37
Cash dividends on common stock	$0.21	$0.20
Book value per share	$17.29	$18.94	-8.7%

The table on the next page shows an array of numbers purposefully arranged in 10 sections. Management believes the information in sections A to G and J highlight the most meaningful, realistic indicators of ORI's segmented and consolidated financial performance. The information underscores the necessity of reviewing reported results by separating the inherent volatility of securities markets and their above-noted impact on reported GAAP net income (loss).

Old Republic International Corporation

	Major Segmented and Consolidated
	Elements of Income (Loss)
	Quarters Ended March 31,
	2020	2019	% Change
A. Net premiums, fees, and other income:
General insurance	$852.8	$831.5	2.6%
Title insurance	628.1	506.9	23.9
Corporate and other	3.1	3.4	-9.0
Other income	34.6	30.4	14.1
Subtotal	1,518.9	1,372.2	10.7
RFIG run-off business (c)	12.6	16.2	-22.1
Consolidated	$1,531.5	$1,388.5	10.3%

B. Underwriting and related
services income (loss):
General insurance	$37.5	$38.8	-3.4%
Title insurance	33.3	11.6	186.8
Corporate and other	(2.9)	(5.2)	42.5
Subtotal	67.9	45.2	50.0
RFIG run-off business (c)	4.0	3.7	8.2
Consolidated	$71.9	$49.0	46.8%
C. Consolidated underwriting ratio:
Claim ratio	41.6%	44.6%
Expense ratio	53.3	51.4
Composite ratio	94.9%	96.0%

D. Net investment income:
General insurance	$90.6	$88.2	2.7%
Title insurance	10.8	10.2	5.2
Corporate and other	8.3	9.0	-7.4
Subtotal	109.8	107.5	2.1
RFIG run-off business	4.3	4.5	-3.8
Consolidated	$114.1	$112.1	1.8%
E. Interest and other charges (credits):
General insurance	$18.0	$18.7
Title insurance	0.8	1.3
Corporate and other (a)	(6.9)	(9.4)
Subtotal	11.9	10.6
RFIG run-off business	—	—
Consolidated	$11.9	$10.6	11.7%

F. Segmented and consolidated pretax income (loss)
excluding investment gains (losses)(B+D-E):
General insurance	$110.1	$108.3	1.7%
Title insurance	43.3	20.5	110.6
Corporate and other	12.3	13.2	-7.2
Subtotal	165.7	142.1	16.6
RFIG run-off business (c)	8.4	8.2	1.6
Consolidated	174.2	150.4	15.8%
Income taxes (credits) on above (b)	33.3	28.8
G. Net income (loss) excluding investment gains (losses)	140.8	121.5	15.8%
H. Consolidated pretax investment gains (losses):
Realized from actual transactions
and impairments	18.5	12.3
Unrealized from changes in
fair value of equity securities	(962.7)	355.6
Total	(944.1)	368.0
Income taxes (credits) on above	(198.5)	77.4
Net of tax investment gains (losses)	(745.6)	290.6
I. Net income (loss)	$(604.8)	$412.2
J. Consolidated operating cash flow	$216.3	$136.2

(a) Includes consolidation/elimination entries. (b) The effective tax rate applicable to pretax income excluding investment gains or losses was 19.2% for both the first quarters of 2020 and 2019. (c) See Note (a) in RFIG Run-off Segments Results on page (6).

Old Republic International Corporation

General Insurance Segment Results

	General Insurance Summary Operating Results
	Quarters Ended March 31,
	2020	2019	% Change
Net premiums written	$860.7	$842.8	2.1%
Net premiums earned	852.8	831.5	2.6
Net investment income	90.6	88.2	2.7
Other income	34.5	30.2	14.0
Operating revenues	978.0	950.0	2.9
Claim costs	595.4	580.3	2.6
Sales and general expenses	254.4	242.5	4.9
Interest and other charges	18.0	18.7	-4.1
Operating expenses	867.9	841.7	3.1
Segment pretax operating income (loss)	$110.1	$108.3	1.7%

Claim ratio	69.8%	69.8%
Expense ratio	25.8	25.5
Composite ratio	95.6%	95.3%
__________________
Effective July 1, 2019, the results of the CCI run-off business are being classified in the General Insurance Segment for all future periods.

General insurance earned premiums rose 2.6% in the first quarter. With few exceptions, premiums grew for most types of coverages and markets served. The largest contributions principally stemmed from commercial automobile (trucking) and executive indemnity coverages. The cumulative effects of recent years' and ongoing premium rate increases for most insurance products, other than workers' compensation coverages, along with new business production were main factors in top line growth. Net investment income growth was principally driven by a moderately higher invested asset base with dividends from equity security investments providing the greatest gain.

As the above table shows, the consolidated general insurance ratio of claim costs to net premiums earned for the first quarter of 2020 was consistent with 2019 and continues the past several years' fairly consistent downtrends, and the effects of claim development shown in the following table. Small year-over-year changes in periodic expense ratios are generally reflective of ongoing coverage mix dynamics, and the variability of attendant sales and general expenses among various coverages.

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	74.1%	1.5%	72.6%
2016	73.0	0.3	72.7
2017	71.8	0.7	71.1
2018	72.2	—	72.2
2019	71.8%	0.4%	71.4%
1st Quarter 2019	69.8%	(1.4)%	71.2%
1st Quarter 2020	69.8%	(0.7)%	70.5%

Quarterly and annual claim ratios and the trends they display, may not be particularly meaningful indicators of future outcomes for ORI's liability-oriented mix of business and its relatively long claim payment patterns. Management's long-term targets are for annually reported claim ratio averages in the high 60% to low 70% range, and assuming the current mix of coverages, overall expense ratio averages of 25% or below, resulting in a composite ratio ranging between 90% and 95%.

Old Republic International Corporation

Title Insurance Segment Results

	Title Insurance
	Summary Operating Results
	Quarters Ended March 31,
	2020	2019	% Change
Net premiums and fees earned	$628.1	$506.9	23.9%
Net investment income	10.8	10.2	5.2
Other income	0.1	0.1	15.2
Operating revenues	639.1	517.3	23.5
Claim costs	21.5	14.4	49.0
Sales and general expenses	573.3	480.9	19.2
Interest and other charges	0.8	1.3	-36.1
Operating expenses	595.8	496.7	19.9
Segment pretax operating income (loss)	$43.3	$20.5	110.6%

Claim ratio	3.4%	2.9%
Expense ratio	91.3	94.8
Composite ratio	94.7%	97.7%

The Title segment's operating revenues were up nearly 24% in the first quarter. Year-over-year comparisons of revenues from title premiums and fees reflect the continuation of a low interest rate environment resulting in a favorable real estate market through the first quarter of 2020 coupled with a stable market share position.

Claim costs trended higher as favorable development of prior years’ claim reserve estimates edged lower. The following table shows recent annual and interim periods’ claim ratios and the effects of claim development trends:

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	4.9%	(0.6)%	5.5%
2016	3.8	(1.1)	4.9
2017	0.9	(3.3)	4.2
2018	2.1	(2.0)	4.1
2019	2.7%	(1.3)%	4.0%
1st Quarter 2019	2.9%	(1.1)%	4.0%
1st Quarter 2020	3.4%	(0.5)%	3.9%

Net investment income increased by 5.2% for the quarter reflecting a moderately growing invested asset base and a relatively flat investment yield. Underwriting expenses grew at a relatively slower rate than premium and fee revenues resulting in the 3.5 percentage point decline in the expense ratio. In combination, these factors produced significantly greater pretax operating income for 2020's first quarter.

Old Republic International Corporation

RFIG Run-off Segment Results

	RFIG Run-off
	Summary Operating Results (a)
	Quarters Ended March 31,
	2020	2019	% Change
A. Mortgage Insurance (MI)
Net premiums earned	$12.6	$16.0	-21.2%
Net investment income	4.3	4.3	0.9
Claim costs	4.7	9.5	-50.1
MI pretax operating income (loss)	$8.4	$7.0	19.5%

Claim ratio	37.8%	59.7%
Expense ratio	30.2	23.4
Composite ratio	68.0%	83.1%

B. Consumer Credit Indemnity (CCI) (a)
CCI pretax operating income (loss)	$—	$1.2

C. Total MI and CCI Run-off business (a)
Segment pretax operating income (loss)	$8.4	$8.2	1.6%

__________________

(a)
RFIG segment pretax operating income (loss) includes amounts attributable to the Company's consumer credit indemnity run-off business of $ - and $1.2 for the first quarters of 2020 and 2019, respectively. Results for the CCI coverages are expected to be immaterial in the remaining run-off periods. Effective July 1, 2019, these results have been re-classified to the General Insurance Segment for all future periods.

Pretax operating results of the run-off MI business reflect the expected, continuing drop in net earned premiums from declining risk in force. Investment income remained level resulting from a smaller invested asset base offset by a slightly improved yield.

As indicated in the far right column of the following table, MI claim ratios have continued to decline fairly consistently, favorable developments of prior periods' reserves notwithstanding. The downtrend is largely due to a combination of declining new loan defaults, and stable-to-improving cure rates for outstanding delinquent loans.

		Effect of Prior Periods'
		(Favorable)/	Claim Ratio Excluding
	Reported	Unfavorable Claim	Prior Periods' Claim
	Claim Ratio	Reserves Development	Reserves Development
2015	56.4%	(65.0)%	121.4%
2016	34.1	(39.8)	73.9
2017	57.6	(38.3)	95.9
2018	43.2	(27.0)	70.2
2019	55.0%	(12.5)%	67.5%
1st Quarter 2019	59.7%	(10.0)%	69.7%
1st Quarter 2020	37.8%	(14.6)%	52.4%

Old Republic International Corporation

Corporate and Other Operating Results

	Corporate and Other
	Summary Operating Results
	Quarters Ended March 31,
	2020	2019	% Change
Net life and accident premiums earned	$3.1	$3.4	-9.0%
Net investment income	8.3	9.0	-7.4
Other operating income	—	—	—
Operating revenues	11.5	12.4	-7.8
Claim costs	0.8	2.7	-67.5
Insurance expenses	1.2	1.2	-0.5
Corporate, interest and other expenses - net	(2.9)	(4.7)	38.0
Operating expenses	(0.8)	(0.7)	-2.4
Corporate and other pretax operating income (loss)	$12.3	$13.2	-7.2%

This segment includes the combination of a small life and accident insurance business and the net costs associated with the parent holding company and its internal corporate services subsidiaries. The segment tends to produce highly variable results stemming from volatility inherent to the small scale of the life and accident insurance line, net investment income, and net interest charges (credits) pertaining to external and intra-system financing arrangements.

Summary Consolidated Balance Sheet

	March 31,	December 31,	March 31,
	2020	2019	2019
Assets:
Cash and fixed maturity securities	$10,149.7	$10,381.5	$9,926.2
Equity securities	3,214.9	4,030.5	3,738.9
Other invested assets	114.7	115.4	128.7
Cash and invested assets	13,479.4	14,527.4	13,793.9
Accounts and premiums receivable	1,590.3	1,466.7	1,585.0
Federal income tax recoverable: Current	—	5.7	—
Deferred	130.1	—	—
Prepaid federal income taxes	—	—	129.8
Reinsurance balances recoverable	3,884.1	3,823.9	3,556.1
Deferred policy acquisition costs	323.3	325.4	319.5
Sundry assets	944.8	927.0	912.3
Total assets	$20,352.2	$21,076.3	$20,296.9

Liabilities and Shareholders' Equity:
Policy liabilities	$2,479.9	$2,419.2	$2,377.1
Claim reserves	9,995.9	9,929.5	9,488.4
Federal income tax payable: Current	27.9	—	22.4
Deferred	—	112.2	108.8
Reinsurance balances and funds	727.9	616.0	670.6
Debt	967.8	974.0	975.1
Sundry liabilities	1,009.7	1,025.1	988.5
Total liabilities	15,209.3	15,076.1	14,631.3
Shareholders' equity	5,142.9	6,000.1	5,665.6
Total liabilities and shareholders' equity	$20,352.2	$21,076.3	$20,296.9

Old Republic International Corporation

Cash, Invested Assets, and Shareholders' Equity

	Cash, Invested Assets, and Shareholders' Equity
				% Change
	March 31,	Dec. 31,	March 31,	March '20/	March '20/
	2020	2019	2019	Dec. '19	March '19
Cash and invested assets:
Available for sale fixed maturity securities, cash
and other invested assets, carried at fair value	$9,248.7	$9,475.2	$9,015.9	-2.4%	2.6%
Equity securities, carried at fair value	3,214.9	4,030.5	3,738.9	-20.2	-14.0
Held to maturity securities, carried at amortized cost	1,015.8	1,021.7	1,039.0	-0.6	-2.2
Total per balance sheet	$13,479.4	$14,527.4	$13,793.9	-7.2%	-2.3%
Total at cost for all	$13,415.6	$13,327.2	$13,026.1	0.7%	3.0%

Composition of shareholders' equity per share:
Equity before items below	$17.58	$17.25	$17.35	1.9%	1.3%
Unrealized investment gains (losses) and other
accumulated comprehensive income (loss)	(0.29)	2.73	1.59
Total	$17.29	$19.98	$18.94	-13.5%	-8.7%

Segmented composition of
shareholders' equity per share:
Excluding RFIG run-off segment	$15.89	$18.37	$17.37	-13.5%	-8.5%
RFIG run-off segment	1.40	1.61	1.57
Consolidated total	$17.29	$19.98	$18.94	-13.5%	-8.7%

Old Republic's invested assets portfolio is directed in consideration of enterprise-wide risk management objectives. Most importantly, these are intended to ensure solid funding of the insurance subsidiaries' long-term obligations to policyholders and other beneficiaries, as well as the long-term stability of the subsidiaries’ capital accounts. To this end, the investment portfolio contains no significant insurance risk-correlated asset exposures to real estate, mortgage-backed securities, collateralized debt obligations ("CDO's"), derivatives, hybrid securities, or illiquid private equity and hedge fund investments. Moreover, the Company does not engage in hedging or securities lending transactions, nor does it invest in securities whose values are predicated on non-regulated financial instruments exhibiting amorphous or unfunded counter-party risk attributes.

As of March 31, 2020, the consolidated investment portfolio reflected an allocation of approximately 76% to fixed-maturity (bonds and notes) and short-term investments, and 24% to equity securities (common stock). The fixed-maturity security portfolio continues to be the basic anchor for the insurance underwriting subsidiaries' obligations. The maturities are stratified and conservatively matched to the expected timing of future years' payments of those obligations. The asset quality has remained at high levels.

Most of ORI's investable funds have been directed toward purchasing high-quality common shares of U.S. companies (currently limited to fewer than 100 issues). We favor those with long-term records of reasonable earnings growth and steadily increasing dividends. This has been the major reason why dividends from equity securities have been the source of investment income growth in recent years. Periodic stress tests of this portfolio are made pursuant to enterprise risk management guidelines and controls. Their purpose is to gain reasonable assurance that periodic downdrafts in market prices would not seriously undermine ORI's financial strength and the long-term continuity and prospects of the business.

Old Republic International Corporation

Changes in shareholders' equity per share are reflected in the following table. As shown, these resulted mostly from net income excluding net investment gains (losses), realized and unrealized investment gains (losses), and dividend payments to shareholders.

	Shareholders' Equity
	Per Share
	March 31,
	2020	2019
Beginning balance	$19.98	$17.23
Changes in shareholders' equity:
Net income (loss) excluding net investment gains (losses)	0.47	0.41
Net of tax realized investment gains (losses)	0.05	0.03
Net of tax unrealized investment gains (losses) on
securities carried at fair value	(2.99)	1.40
Total net of tax realized and unrealized
investment gains (losses)	(2.94)	1.43
Cash dividends	(0.21)	(0.20)
Other	(0.01)	0.07
Net change	(2.69)	1.71
Ending balance	$17.29	$18.94
Percentage change for the period	-13.5%	9.9%

Capitalization

	Capitalization
	March 31,	December 31,	March 31,
	2020	2019	2019
Debt:
4.875% Senior Notes due 2024	$397.5	$397.3	$396.9
3.875% Senior Notes due 2026	546.4	546.2	545.8
Other miscellaneous debt	23.9	30.4	32.3
Total debt	967.8	974.0	975.1
Common shareholders' equity	5,142.9	6,000.1	5,665.6
Total capitalization	$6,110.7	$6,974.2	$6,640.8

Capitalization ratios:
Debt	15.8%	14.0%	14.7%
Common shareholders' equity	84.2	86.0	85.3
Total	100.0%	100.0%	100.0%

Total capitalization has declined as of March 31, 2020 primarily due to the net loss caused by the unrealized loss from changes in the fair value of equity securities and corresponding reduction in the shareholders' equity account.

Managing Old Republic's Insurance Business for the Long-Run

The insurance business is distinguished from most others in that the prices (premiums) charged for various insurance products are set without certainty of the ultimate benefit and claim costs that will emerge, often many years after issuance and expiration of a policy. This basic fact casts Old Republic as a risk-taking enterprise managed for the long run. Old Republic therefore conducts the business with a primary focus on achieving favorable underwriting results over cycles, and on the maintenance of financial soundness in support of the insurance subsidiaries' long-term obligations to policyholders and their beneficiaries.

In this light, the Company's affairs are managed for the long run and without significant regard to quarterly or even annual reporting periods that American industry must observe. In Old Republic's view, such short reporting time frames do not comport well with the long-term nature of much of its business. Management therefore believes that the Company's operating results and financial condition can best be evaluated by observing underwriting and overall operating performance trends over succeeding five- or preferably ten-year intervals. A ten-year period in particular can likely encompass at least one economic and/or underwriting cycle and thereby provide an appropriate time frame for such cycle to run its course, and for premium rate changes and reserved claim costs to be quantified and merge in financial results with greater finality and effect.

Old Republic International Corporation

Accompanying Financial Data and Other Information:

•	About Old Republic

•	Conference Call Information

•	Safe Harbor Statement

Financial Supplement:

•	A financial supplement to this news release is available on the Company's website:
www.oldrepublic.com

About Old Republic

Chicago-based Old Republic International Corporation is one of the nation's 50 largest shareholder-owned insurance businesses. It is a member of the Fortune 500 listing of America’s largest companies. The Company is organized as an insurance holding company whose subsidiaries actively market, underwrite, and provide risk management services for a wide variety of coverages mostly in the general and title insurance fields. A long-term interest in mortgage guaranty and consumer credit indemnity coverages has devolved to a run-off operating mode in recent years. Old Republic’s general insurance business ranks among the nation’s 50 largest, while its title insurance operations are the third largest in its industry.

The nature of Old Republic's business requires that it be managed for the long run, and its cash dividend policy reflects this long-term orientation. The current annualized dividend rate of $0.84 per share marks the 39th consecutive year that Old Republic has boosted this rate, and 2020 becomes the 79th year of uninterrupted regular cash dividend payments. Here's a summary of recent years' total book and market returns, which includes the addition and reinvestment of cash dividend payments, in comparison with the financial performance of three selected indices similarly developed.

	ORI		Selected Indices' Compounded
	Annual	Annual	Total Annual Returns
	Book Value	Market Value	Nominal
	Compounded	Compounded	Gross	S & P	S & P
	Total	Total	Domestic	500	Insurance
	Return	Return	Product	Index	Index
Ten Years 2000 - 2009	9.5%	7.4%	4.1%	-1.0%	-3.7%
Ten Years 2010 - 2019	7.7%	14.8%	4.0%	13.6%	12.4%
Twenty Years 2000 - 2019	8.6%	11.0%	4.1%	6.1%	4.1%

According to the most recent edition of Mergent's Dividend Achievers, Old Republic is listed in 62nd place among just 111 qualifying publicly held companies, out of thousands considered, that have posted at least 25 consecutive years of annual dividend growth.

Conference Call Information

Old Republic has scheduled a conference call at 3:00 p.m. ET (2:00 p.m. CT) today, to discuss its first quarter 2020 performance and to review major operating trends and business developments. To access this call live in listen-only mode:

Log on to the Company's website at www.oldrepublic.com 15 minutes before the call to download the necessary software, or, alternatively the call can also be accessed by phone at 888-481-2862.

Interested parties may also listen to a replay of the call through April 30, 2020 by dialing 844-512-2921, passcode 1862762, or by accessing it on Old Republic International's website through May 23, 2020.

Old Republic International Corporation

Safe Harbor Statement

Historical data pertaining to the operating results, liquidity, and other performance indicators applicable to an insurance enterprise such as Old Republic are not necessarily indicative of results to be achieved in succeeding years. In addition to the factors cited below, the long-term nature of the insurance business, seasonal and annual patterns in premium production and incidence of claims, changes in yields obtained on invested assets, changes in government policies and free markets affecting inflation rates and general economic conditions, and changes in legal precedents or the application of law affecting the settlement of disputed and other claims can have a bearing on period-to-period comparisons and future operating results. Furthermore, due to the financial market and economic disruptions caused by the COVID-19 pandemic and the associated governmental responses, it is therefore possible that Old Republic's operating results, business and financial condition could be adversely affected in subsequent periods depending on the length and severity of these disruptions.

Some of the oral or written statements made in the Company's reports, press releases, and conference calls following earnings releases, can constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Of necessity, any such forward-looking statements involve assumptions, uncertainties, and risks that may affect the Company's future performance. With regard to Old Republic's General Insurance segment, its results can be particularly affected by the level of market competition, which is typically a function of available capital and expected returns on such capital among competitors, the levels of investment yields and inflation rates, and periodic changes in claim frequency and severity patterns caused by natural disasters, weather conditions, accidents, illnesses, work-related injuries, and unanticipated external events. Title Insurance and RFIG Run-off results can be affected by similar factors, and by changes in national and regional housing demand and values, the availability and cost of mortgage loans, employment trends, and default rates on mortgage loans. Life and accident insurance earnings can be affected by the levels of employment and consumer spending, changes in mortality and health trends, and alterations in policy lapsation rates. At the parent holding company level, operating earnings or losses are generally reflective of the amount of debt outstanding and its cost, interest income on temporary holdings of short-term investments, and period-to-period variations in the costs of administering the Company's widespread operations.

The General Insurance, Title Insurance, Corporate and Other Segments, and the RFIG Run-off business maintain customer information and rely upon technology platforms to conduct their business. As a result, each of them and the Company are exposed to cyber risk. Many of the Company's operating subsidiaries maintain separate IT systems which are deemed to reduce enterprise-wide risks of potential cybersecurity incidents. However, given the potential magnitude of a significant breach, the Company continually evaluates on an enterprise-wide basis its IT hardware, security infrastructure and business practices to respond to these risks and to detect and remediate in a timely manner significant cybersecurity incidents or business process interruptions.

A more detailed listing and discussion of the risks and other factors which affect the Company's risk-taking insurance business are included in Part I, Item 1A - Risk Factors, of the Company's 2019 Form 10-K Annual Report filing to the Securities and Exchange Commission, which is specifically incorporated herein by reference.

Any forward-looking statements or commentaries speak only as of their dates. Old Republic undertakes no obligation to publicly update or revise any and all such comments, whether as a result of new information, future events or otherwise, and accordingly they may not be unduly relied upon.

For Old Republic's latest news releases and other corporate documents: Please visit us at www.oldrepublic.com

Alternatively, please write or call: Investor Relations Old Republic International Corporation 307 North Michigan Avenue • Chicago, IL 60601 312-346-8100